Exhibit 4


              FIRST AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT


          THIS FIRST AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT (the "Amendment") is made and entered into as of December 28, 2001 by and among Vesta Insurance Group, Inc., a Delaware corporation (the "Company"), and Capital Z Financial Services Fund II, L.P., a Bermuda limited partnership, and Capital Z Financial Services Private Fund II, L.P., a Bermuda limited partnership, together with their permitted transferees (the "Purchasers").

          WHEREAS, on December 21, 2000, the Company sold 555,738 shares of its common stock (the "Original Shares") to the Purchasers in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) thereof and Rule 506 thereunder;

          WHEREAS, in connection with such sale, the Company granted certain registration rights to the Purchasers pursuant to the terms of the Registration Rights Agreement (the "Agreement"), dated December 21, 2001, among the Company and the Purchasers;

          WHEREAS, on the date hereof, the Company sold an additional 1,500,000 shares of its common stock (the "New Shares") to the Purchasers in reliance upon the exemption from registration under the Securities Act provided by Section 4(2) thereof and Rule 506 thereunder;

          WHEREAS, the Company and the Purchasers desire to amend the Agreement to provide for the registration of the resale of the New Shares by the Purchaser;

          NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

           1. AMENDMENT OF THE RECITALS. The Recitals to the Agreement are hereby deleted and replaced in their entirety with the following:

           "WHEREAS, on December 21, 2000, the Company sold 555,738 shares of its common stock (the "Original Shares") to the Purchasers in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") provided by Section 4(2) thereof and Rule 506 thereunder;

           WHEREAS, on December 28, 2001, the Company sold an additional 1,500,000 shares of its common stock (the "New Shares," together with the Original Shares, the "Shares") to the Purchasers in reliance upon the exemption from registration under the Securities Act provided by Section 4(2) thereof and Rule 506 thereunder;

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           WHEREAS, the Company has agreed to register the resale of the Shares by the Purchasers on the terms and conditions set forth herein;"

           2. (a) All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Agreement.

           (b) Except as specifically provided herein, the Agreement is in all respects ratified and confirmed. All of the terms, conditions and provisions of the Agreement as hereby amended shall be and remain in full force and effect.

           (c) This Amendment, together with the unaltered portions of the Agreement, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

           (d) The Agreement and this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rules thereof.

           (e) This Amendment may be executed in as many counterparts as may be necessary or convenient and each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same agreement.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]





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           IN WITNESS WHEREOF, each of the Purchasers and the Company have caused this Agreement to be duly signed as of the date first written above.


                       THE PURCHASERS:

                       CAPITAL Z FINANCIAL SERVICES FUND II, L.P.

                         By: Capital Z Partners, L.P., its sole general
                             partner

                             By: Capital Z Partners, Ltd., its sole
                                 general partner

                                 By:    /s/ Bradley E. Cooper
                                     ---------------------------------------
                                     Name:  Bradley E. Cooper
                                     Title: Senior Vice President



                       CAPITAL Z FINANCIAL SERVICES PRIVATE FUND II, L.P.

                         By: Capital Z Partners, L.P., its sole general partner

                             By: Capital Z Partners, Ltd., its sole
                                 general partner

                                 By:    /s/ Bradley E. Cooper
                                     ---------------------------------------
                                     Name:  Bradley E. Cooper
                                     Title: Senior Vice President


                       THE COMPANY:

                       VESTA INSURANCE GROUP, INC.


                       By:    /s/ Norman W. Kayle, III
                           -------------------------------------------
                           Name:  Norman W. Kayle, III
                           Title: President






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